CEO REPORT – FOURTH QUARTER 2022 DEAR SHAREHOLDERS AND FRIENDS OF FIRST BUSINESS BANK: First Business Bank concluded a year marked by notable macroeconomic challenges with outstanding growth and excellent financial results. Amid rising inflation, rapidly increasing interest rates, and a tight labor market in 2022, our team maintained a sharp focus on optimizing our business mix and growing our loan and deposit base. Our results in the year's final quarter and for the full year exhibit the power of our strategic plan and diligent execution. FOURTH QUARTER GROWTH POWERS EARNINGS Growth was the star among many fourth quarter highlights. Loan balances1 grew 20% annualized — notching the year's strongest quarterly loan growth. This was attributable to outstanding execution by Business Development Officers (“BDOs”) across our commercial and industrial (“C&I") and commercial real estate (“CRE”) portfolios. Our BDOs funded much of this production with client-driven, in-market deposits, which grew 8% annualized during the quarter. Total deposits grew 16% annualized. This efficient balance sheet expansion contributed to our third consecutive quarter of growth in net interest margin, which rose 14 basis points to a record 4.15%. Compared to the fourth quarter of 2021, net interest margin grew 76 basis points, almost doubling the peer group2 median expansion of 40 basis points. This solid execution produced a 32% increase in pre-tax, pre-provision earnings3 compared to the fourth quarter last year. Performance was propelled by net interest income, which grew 31% over the previous year, benefiting from portfolio growth, the rising rate environment, and proactive balance sheet management. Operating expenses grew moderately, in line with our continued investments in talent. Our resulting pre-tax, pre-provision adjusted return on average assets (PTPP ROAA) rose to 1.81%, up 28 basis points over the fourth quarter of 2021. Asset quality remained exceptional, boosting bottom-line performance. RECORD 2022 RESULTS Outstanding fourth quarter results were a continuation of the work we have been doing all year, and our full-year 2022 performance mirrored their strength. For the year, we grew period-end loan4 and deposit balances 10% and 11%, respectively. The combination of our favorable balance sheet positioning and a uniquely fast-paced rising rate environment drove net interest margin up 38 basis points to 3.82% for 2022, exceeding both the peer median net interest margin of 3.41% and the peer median increase of 18 basis points for the year. Bottom-line performance was equally strong. First Business Bank produced record net income totaling $40.2 million for 2022, rising more than 12% from 2021. PTPP ROAA rose by 40 basis points to 1.72%, reflecting our strong positive operating leverage. Tangible book value per share – arguably the most meaningful measure of our success – defied industry trends and rose nearly 9%, benefiting from our purposely limited exposure to the valuation adjustments on investment securities that have materially diminished tangible equity levels across the industry. 1. Excludes net Paycheck Protection Program (“PPP”) loan balances. 2. Peer group defined as publicly-traded banks with total assets between $1 billion and $5 billion. 3. Excluding PPP. 4. Excluding net PPP loan balances.

STRATEGIC PLAN DRIVES SUCCESS

How did this strong performance happen in such volatile times? Put simply: we have a solid plan and an excellent process for ensuring its alignment.

In 2019, we developed a long-term strategic plan and began implementation of initiatives to drive its successful execution over the next five years. We identified four key strategies, which are linked to corporate financial objectives and cascaded throughout the organization to ensure alignment and accountability at all levels. These strategies focus on talent, efficiency, deposits, and performance. We developed targeted tactics which resulted in successful outcomes that are readily apparent in 2022's results, as seen in the table below.

Key Performance Indicators	2022 Results	Strategic Plan
Return on average equity ("ROAE")	16.79%	13.50%
Return on average assets ("ROAA")	1.46%	1.15%
Top line revenue growth	13.4%	≥ 10% per year
In-market deposits to total bank funding	76.1%	≥ 75%
Employee engagement (1)	87%	≥ 80%
Client satisfaction (1)	95%	≥ 90%

(1) Anonymous surveys conducted annually

Two particular strategic planning initiatives have transformed our balance sheet and positively affected our net interest margin: expansion of niche C&I lending products and services and in-market deposit growth.

C&I DIVERSIFICATION AND TRANSFORMATION

Our vision for First Business Bank is to excel by building an expert team who works together to impact our clients' success more than any other financial partner. With both client-centric and performance-driven objectives, much of our strategic plan development centered on diversifying our lending portfolios and revenue streams in pursuit of this vision. And with a banking model built to serve businesses and their principals, investment in niche C&I lending expertise was a logical extension for First Business Bank.

Today, we offer robust products and services to clients in need of Asset-Based Lending, Accounts Receivable Financing, Equipment Financing, Floorplan Financing, and SBA Lending, alongside traditional Commercial Lending. Through proactive and thoughtful investments in talent and technology, we've taken deliberate steps to bring to scale our newer markets and product lines. As a result, our niche C&I lending portfolios have expanded from 16% of total loans in 2019 to 23% at the close of 2022. Average yields across our C&I portfolio, which includes these niches, exceeded CRE yields by more than 180 basis points for the fourth quarter, contributing meaningfully to our overall net interest margin expansion.


Growth in Higher Yielding C&I Lending
8.0%
7.0%
6.0%
5.0%
4.0%
3.0%
Loan Yield
35.0%
30.0%
25.0%
20.0%
Mix
2020
2021
2022
C&I Loan Mix (1)
C&I Lending Yield (1)
CRE and Other Yield

(1) Excluding PPP loans, PPP interest income, and PPP loan fee amortization

STRATEGIC FOCUS ON IN-MARKET DEPOSITS Due to our model's strategic avoidance of a branch network, deposits are another key focus of our five-year strategic plan. Our deposit growth initiatives have proven equally transformational to First Business Bank's client relationship growth and bottom-line profitability. We have long utilized business client deposits in tandem with wholesale deposits and FHLB advances to fund our loan portfolio's double-digit growth. In 2019 our long-term strategic plan elevated in-market deposit expansion to a company-wide priority, and the cascade of related growth initiatives transformed the way we approach and value client relationships and banker performance. Our bankers now lead with a deposit-centric sales strategy, and our Treasury Management BDOs are charged with aggressive production and outside calling goals. Treasury Management fee goals are heavily incentivized through the Company bonus program — while, probably surprisingly, loans are not — providing the impetus behind our 33% growth in analyzed charges from 2019 to 2022. Employees we previously referred to as "commercial lenders" are now "commercial bankers." This may seem like semantics, but it's a meaningful mindset shift and reflects their mandate to focus as much on growing commercial deposits as they always have on growing loans. Bank-level bonus compensation plans now include two deposit-focused criteria. Our bankers' mentality around the value of deposit-only client relationships has fundamentally changed. The initiative has been tremendously successful as in-market deposits have increased 43% since the end of 2019. CONSISTENCY IN UNCERTAIN TIMES Our consistency has yielded further benefits in uncertain times. With solid results and favorable expectations for future growth, we were pleased to announce a 15% increase to our quarterly common stock dividend in January 2023. This marks our 11th consecutive annual dividend increase — and our largest percentage increase since becoming a public company. Combined with compound annual earnings growth of 25% over the past five years, our dividend meaningfully contributes to our superior shareholder returns. From 2018 to 2022, First Business Bank generated 87% in cumulative total shareholder returns, compared to just 18% for our peers. With a dividend payout ratio of just 19%, we can provide an enhanced return to our shareholders while still retaining substantial capital for the ongoing and significant investments in talent, technology, and products that power our growth engine. A consistent, productive, and profitable 2022 positioned First Business Bank with outstanding momentum coming into 2023. Considerable uncertainty remains outside our doors, so we continue to focus on what we can control. We enter the final year of our strategic plan with expectations that we will deliver double-digit growth in loans, deposits, and revenue for the year. We also eagerly anticipate a year of productive planning as we develop our new long-term plan during 2023. With a well-defined plan, an excellent process, and the best team we have ever had to ensure its execution, First Business Bank is positioned for continued success.

Corey Chambas, CEO First Business Financial Services, Inc. parent company of First Business Bank This letter includes “forward-looking statements” related to First Business Financial Services, Inc. (the “Company”) that can generally be identified as describing the Company’s future plans, objectives, goals or expectations. Such forward-looking statements are subject to risks and uncertainties that could cause actual results or outcomes to differ materially from those currently anticipated. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. For further information about the factors that could affect the Company’s future results, please see the Company’s most recent annual report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We do not intend to, and specifically disclaim any obligation to, update any forward-looking statements. On behalf of our employees and board, I sincerely thank you for your continued interest in and support of First Business Bank and look forward to updating you on our continued progress following the first quarter.

Financial Highlights

(Unaudited)

Income Statement Data	As of and for the Three Months Ended			As of and for the Year Ended		
	12/31/22	**12/31/21**	**% Change**	**12/31/22**	**12/31/21**	**% Change**
(Dollars in Thousands)						
Net interest income	$ 27,452	$ 20,924	31.2 %	$ 98,422	$ 84,662	16.3 %
Adjusted non-interest income[(1)]	6,164	7,569	(18.6)%	28,619	28,071	2.0 %
Total operating revenue	33,616	28,493	18.0 %	127,041	112,733	12.7 %
Total operating expense[(2)]	20,658	17,644	17.1 %	79,155	71,571	10.6 %
Pre-tax, pre-provision adjusted earnings[(3)]	12,958	10,849	19.4 %	47,886	41,162	16.3 %
Less:						
Provision for loan and lease losses	702	(508)	*	(3,868)	(5,803)	(33.3)
Net loss on foreclosed properties	22	7	*	49	15	*
Amortization of other intangible assets	—	2	*	—	25	*
Contribution to First Business Charitable Foundation	809	—	*	809	—	*
SBA recourse provision	(322)	(122)	*	(188)	(76)	*
Tax credit investment impairment recovery	—	—	*	(351)	—	*
Bank-owned life insurance claim	(809)	—	*	(809)	—	*
Net gain on sale of securities	—	—	*	—	(29)	*
Income before income tax expense	12,556	11,470	9.5 %	52,244	47,030	11.1 %
Income tax expense	2,400	2,879	(16.6)%	11,386	11,275	1.0 %
Net income	$ 10,156	$ 8,591	18.2 %	$ 40,858	$ 35,755	14.3 %
Preferred stock dividends	219	—	*	683	—	*
Net income available to common shareholders	$ 9,937	$ 8,591	15.7 %	$ 40,175	$ 35,755	12.4 %
Efficiency ratio[(4)]	61.45 %	61.92 %		62.31 %	63.49 %	
Common Per Share Data						
Diluted earnings	$ 1.18	$ 1.01	16.8 %	$ 4.75	$ 4.17	13.9 %
Dividends declared	0.1975	0.18	9.7 %	0.79	0.72	9.7 %
Tangible book value[(5)]	28.28	26.03	8.6 %	28.28	26.03	8.6 %

Balance Sheet Data	As of		
	12/31/22	**12/31/21**	**% Change**
(Dollars in Millions)			
Total loans and leases receivable	$ 2,443	$ 2,239	9.1 %
Total assets	2,977	2,653	12.2 %
In-market deposits[(6)]	1,966	1,928	2.0 %
Stockholders' equity	261	232	12.5 %

* Not meaningful

(1) "Adjusted non-interest income" is a non-GAAP measure defined as non-interest income excluding net gain on sale of securities.

(2) "Operating expense" is a non-GAAP measure defined as non-interest expense excluding net loss (gain) on foreclosed properties, amortization of other intangible assets, SBA recourse provision, and other discrete items, if any.

(3) "Pre-tax, pre-provision adjusted earnings" is a non-GAAP measure defined as pre-tax income excluding the effects of provision for loan and leases losses, net loss (gain) on foreclosed properties, amortization of other intangible assets, SBA recourse provision, and net gain on sale of securities.

(4) "Efficiency ratio" is a non-GAAP measure defined as total operating expense divided by total operating revenue. Please refer to the calculations and management's reason for using these non-GAAP measures in the Company's most recent earnings release, included as an exhibit to our Current Report on Form 8-K furnished to SEC on January 26, 2023.

(5) "Tangible book value" is a non-GAAP measure representing tangible common equity divided by total common shares outstanding. "Tangible common equity" itself is a non-GAAP measure representing common stockholders' equity reduced by intangible assets, if any. See the section titled Non-GAAP Reconciliations in the Company's most recent earnings release, included as an exhibit to our Current Report on Form 8-K furnished to the SEC on January 26, 2023.

(6) In-market deposits consists of all transaction accounts, money market accounts, and non-wholesale deposits.

Quarterly Financial Results - Excluding PPP Loans, Interest Income, and Fees (Unaudited)	**As of and for the Three Months Ended**		**As of and for the Year Ended**	
(Dollars in thousands, except per share amounts)	**12/31/2022**	**12/31/2021**	**12/31/2022**	**12/31/2021**
Net interest income	$ 27,444	$ 19,898	$ 97,816	$ 75,826
Adjusted non-interest income (1)	6,164	7,569	28,619	28,071
Operating revenue (1)	33,608	27,467	126,435	103,897
Operating expense (1)	20,658	17,644	79,155	71,571
Pre-tax, pre-provision adjusted earnings (1)	$ 12,950	$ 9,823	47,280	32,326
Net interest margin (2)	4.15 %	3.29 %	3.81 %	3.29 %
Fee income ratio (non-interest income / total revenue)	20.26 %	27.56 %	23.13 %	27.04 %
Efficiency ratio (1)	61.47 %	64.24 %	62.61 %	68.89 %
Pre-tax, pre-provision adjusted return on average assets (1)(2)	1.81 %	1.53 %	1.72 %	1.32 %
Period-end loans and leases receivable	$2,442,560	$2,212,111	$2,442,560	$2,212,111
Average loans and leases receivable	$2,381,958	$2,126,846	$2,295,250	$2,026,890
Allowance for loan and lease losses as a percent of total gross loans and leases	0.99 %	1.10 %	0.99 %	1.10 %
Non-performing assets as a percent of total assets	0.13 %	0.25 %	0.13 %	0.25 %

(1) This is a non-GAAP financial measure. Management believes these measures are meaningful because they reflect adjustments commonly made by management, investors, regulators, and analysts to evaluate financial performance, provide greater understanding of ongoing operations, and enhance comparability of results with prior periods. See the section titled Non-GAAP Reconciliations in the Company's most recent earnings release, included as an exhibit to our Current Report on Form 8-K filed furnished to the SEC on January 26, 2023.

(2) Calculation is annualized.

STOCK PERFORMANCE

This table shows the high, low, and closing price for FBIZ's common stock in recent quarters as reported by Nasdaq.

Quarter	Trade Price		Closing	
Ending	High	Low	Price	Volume
12/31/2022	39.88	32.38	36.55	1,487,310
9/30/2022	36.58	29.84	32.31	1,613,307
6/30/2022	35.92	30.51	31.19	3,229,429
3/31/2022	34.22	28.97	32.81	1,012,984
12/31/2021	31.89	28.00	29.17	693,571

INVESTOR MATERIALS

Annual quarterly shareholder reports, regulatory filings, press releases, and articles about the corporation which have appeared in various publications are generally available in the "Investor Relations" section of our website, or may be obtained from Mr. Ed Sloane, Jr. by calling (608) 232-5970 or via online form.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN The corporation offers its shareholders a convenient and economical plan to increase their investment in First Business Financial Services common stock. This plan provides a method of investing cash dividends and voluntary cash payments in additional shares of common stock without payment of brokerage commissions or service charges. Individuals who wish to purchase FBIZ stock for the first time may also participate in this plan. For additional information about the plan and a brochure, please contact: Computershare CIP c/o Computershare P.O. Box 43078 Providence, RI 02940-3078 www.computershare.com/investor 1-800-893-4698 (U.S. and Canada) 1-781-575-3120 (Outside U.S. and Canada)